UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2026 (July 1, 2026)

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32866 US Hwy. 19 N, Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-425-7575

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of 12:01 a.m. (EDT) on July 1, 2026 (the “Effective Time”), each of David Spiegel and Terrence M. Tierney resigned as a director of Polomar Health Services, Inc., a Nevada corporation (the “Company”). Mr. Tierney’s resignation was from the Company’s board of directors (the “Board”) only, and he continues to serve as the Company’s Interim Chief Executive Officer, as described below. Neither resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. [Confirm with each departing director prior to filing.]

Election of Directors; Reconstitution of the Board

On July 1, 2026, by unanimous written consent, the Board fixed the size of the Board at five (5) directors and, effective as of the Effective Time, elected George Hornig, Alexandra Peterson, Gabrielle Toledano and George Caruolo as directors of the Company to fill the vacancies resulting from the foregoing resignations and the newly created directorships resulting from the increase in the size of the Board, in each case to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Gabriel Del Virginia, an incumbent director, continues in office. Immediately following the Effective Time, the Board consists of Messrs. Hornig, Caruolo and Del Virginia and Mses. Peterson and Toledano.

The restructuring of the Board and related governance actions were approved by the written consent of the holders of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock, including CWR 1, LLC, the majority holder thereof, as required under the Certificate of Designations of Rights, Preferences and Limitations of Series A Convertible Preferred Stock, dated June 30, 2025. Other than the foregoing consent, there are no arrangements or understandings between any of the newly elected directors and any other person pursuant to which such director was elected.

The Board appointed the new directors to the following committees of the Board: Audit Committee — George Caruolo (Chair), Gabriel Del Virginia and Gabrielle Toledano; Compensation Committee — Gabrielle Toledano (Chair), Alexandra Peterson and Gabriel Del Virginia; and Nominating and Corporate Governance Committee — Gabriel Del Virginia (Chair), Alexandra Peterson and George Caruolo. George Caruolo was designated Lead Independent Director.

The Board also established a Special Committee of the Board, composed of Gabrielle Toledano (Chair) and Alexandra Peterson, each of whom the Board has determined is independent and disinterested with respect to the matters within the committee’s mandate, to review, evaluate, negotiate and make recommendations to the Board with respect to a proposed acquisition by the Company of certain intellectual property and related assets from certain entities affiliated with holders of the Company’s Series A Convertible Preferred Stock. The Board will not approve any such transaction without the prior favorable recommendation of the Special Committee. The Special Committee is authorized to retain independent legal counsel and an independent financial advisor, including to render a fairness opinion.

None of the newly elected directors has any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each non-employee director will be compensated for Board service in accordance with the Company’s director compensation policy.

Appointment of Officers

On July 1, 2026, by unanimous written consent, the Board appointed, effective as of 11:00 a.m. (EDT) on July 1, 2026, the following officers of the Company:

George Hornig was appointed Executive Chairman of the Company, an executive officer position, and was elected Chair of the Board. Terrence M. Tierney was appointed Interim Chief Executive Officer of the Company and designated as the Company’s principal executive officer; the Interim Chief Executive Officer also serves as the equivalent of the president of the Company under the Company’s Amended and Restated Bylaws. Timothy M. Papp was appointed Secretary and General Counsel of the Company.

Mr. Papp has more than 20 years of experience advising public and private companies on corporate governance, mergers and acquisitions, securities compliance and reporting, complex litigation and risk management and has served as general counsel to a portfolio of publicly traded and privately held biopharmaceutical, life sciences and technology companies, advising boards of directors and senior management on corporate governance, transactions and Exchange Act reporting obligations. Mr. Papp received his Juris Doctor from Duquesne University School of Law, a Master of Laws (LL.M.) in corporate governance and mergers and acquisitions from the London School of Economics and a Doctor of Business Administration from the University of South Florida and is admitted to practice law in Florida and Pennsylvania.

There are no family relationships between Mr. Papp and any director or executive officer of the Company, there is no arrangement or understanding between Mr. Papp and any other person pursuant to which he was appointed, and Mr. Papp has no direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment and Restatement of Equity Plan

Also on July 1, 2026, the Board amended and restated the Company’s equity and incentive compensation plan originally adopted July 11, 2024 (formerly the “Trustfeed Corp. 2024 Equity and Incentive Compensation Plan”), to (i) reduce the automatic annual “evergreen” increase in the number of shares of common stock authorized for issuance under the plan from ten percent (10%) to three percent (3%) of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, commencing with the increase scheduled for January 1, 2027, (ii) rename the plan the “Polomar Health Services, Inc. 2026 Equity and Incentive Compensation Plan” (the “2026 Plan”), and (iii) make a non-substantive cross-reference correction. Except as so amended, the plan remains in effect in accordance with its terms. The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2026, the Board adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of the Effective Time, which amend, restate and supersede in their entirety the Company’s bylaws originally adopted on September 20, 2000. The adoption of the Amended and Restated Bylaws was approved by the written consent of the holders of the Company’s Series A Convertible Preferred Stock to the extent required under the Certificate of Designations.

Among other things, the Amended and Restated Bylaws: (i) provide that the Board shall consist of not fewer than one nor more than nine directors, with the number fixed by the Board, provided that the number of directors may not be increased above nine without stockholder approval; (ii) adopt a majority voting standard for uncontested director elections (with a plurality standard in contested elections) and a related director resignation policy; (iii) establish advance notice procedures for stockholder nominations of directors and other stockholder proposals, including procedures addressing compliance with the universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended; (iv) provide for the office of Executive Chairman and update the provisions governing the Company’s other offices; (v) permit stockholder and Board meetings to be held by means of remote communication and actions to be taken by written consent, including by electronic transmission; (vi) provide for indemnification of, and advancement of expenses to, the Company’s directors and officers to the fullest extent permitted by Nevada law, and authorize the Company to maintain related insurance; and (vii) update the bylaws generally to conform to current provisions of the Nevada Revised Statutes.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
3.1	Amended and Restated Bylaws of Polomar Health Services, Inc., effective July 1, 2026
10.1	Polomar Health Services, Inc. 2026 Equity and Incentive Compensation Plan (as amended and restated effective July 1, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services, Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
Interim Chief Executive Officer
Date: July 6, 2026